UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2004

ALLIED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	0-22276 (Commission File Number)	58-0360550 (IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200
Decatur, Georgia
(Address of principal executive offices)

30030
(Zip Code)

Registrant’s telephone number, including area code: (404) 370-1100

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Signature

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2004, Allied Holdings, Inc. (the “Company”) received notice from the staff of The American Stock Exchange (“Amex”) indicating that the Company is not in compliance with Section 1003(d) of the Amex Company Guide as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

The Amex notice requested that the Company submit a plan to the Amex by September 17, 2004 advising the Amex of action the Company has taken, or will take, to bring the Company into compliance with Section 1003(d) by no later than October 25, 2004 (the “plan period”).

To the extent the Company files the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 by September 17, 2004, the Company will be in compliance with Section 1003(d) of the Amex Company Guide and will not be required to submit a plan to Amex. The Company is working diligently to complete and file with the Securities and Exchange Commission the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 by September 17, 2004; however, there is no assurance that the Company will be able to do so.

In the event the Quarterly Report on Form 10-Q is not filed by September 17, 2004, the Company intends to submit a plan to the Amex by September 17, 2004 of actions that it believes will achieve the necessary compliance. If the plan is accepted, the Company will remain listed during the plan period. In the event that the Company fails to comply with Section 1003(d) by October 25, 2004 or does not make progress consistent with the plan during the plan period, Amex may initiate delisting proceedings. In addition, the Company may be subject to delisting proceedings if it does not submit a plan or submits a plan that is not accepted by Amex.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2004

ALLIED HOLDINGS, INC.
By:	/s/ David A. Rawden
	Name:	David A. Rawden
	Title:	Executive Vice President and Chief Financial Officer